UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 5, 2005

Gables Realty Limited Partnership

(Exact name of registrant as specified in charter)

Delaware	000-22683	58-2077966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 510
Boca Raton,  FL 33431
(Address of Principal Executive Offices)  (Zip Code)

(561) 997-9700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ⁪     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ⁪     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ⁪     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ⁪     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

        On January 5, 2005, Dr. Mike E. Miles informed Gables Residential Trust (the "Company") that he has decided to step down from the Board of Trustees of the Company and from the Board of Directors of Gables, GP, Inc. in order to avoid any actual or perceived conflicts of interest as a result of the growth of his real estate investment platform through Guggenheim Real Estate. Dr. Miles' resignation is effective immediately. The Company intends to immediately start a search to fill the vacant board seat.

        The Company is an 87.8% economic owner of the common equity of Gables Realty Limited Partnership as of December 31, 2004.  Gables GP, Inc., the general partner of Gables Realty Limited Partnership, is a wholly-owned subsidiary of the Company.  A copy of the Company's press release is filed as Exhibit 99.1 to this report on Form 8-K (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K of the Company, dated January 5, 2005, File No. 001-12590).

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

Exhibit No.	Description
99.1 99.2

Press release of the Company, dated January 5, 2005 (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K of the Company dated January 5, 2005, File No. 001-12590).

Resignation letter of Dr. Mike E. Miles, dated January 5, 2005 (incorporated herein by reference to Exhibit 99.2 to the Current Report on Form 8-K of the Company dated January 5, 2005, File No. 001-12590).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            GABLES REALTY LIMITED PARTNERSHIP
                                                                        By:  Gables GP, Inc.
                                                                        Its:   General Partner

Date:  January 6, 2005                   By:    /s/ Marvin R. Banks, Jr.
                                                                        Marvin R. Banks, Jr.
                                                                        Senior Vice President and Chief Financial Officer